                                                                  EXECUTION COPY





                            TAX REGULATORY AGREEMENT


                                     Among


                 NORWEST BANK WISCONSIN, NATIONAL ASSOCIATION,

                                   as Trustee


                           COUNTY OF DODGE, NEBRASKA,

                                   as Issuer

                                      and


                              THE OILGEAR COMPANY,

                                  as Borrower



                          Dated as of October 1, 1997

                               TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----

                                                            ARTICLE I

                                                           DEFINITIONS
  Section 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Section 1.2.  Reliance on Borrower's Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

                                                            ARTICLE II

                                               CERTAIN REPRESENTATIONS BY BORROWER

  Section 2.1.  Description of the Project and Description of the Facilities  . . . . . . . . . . . . . . . .   12
  Section 2.2.  Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  Section 2.3.  Prior Issues and $40 Million Limit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  Section 2.4.  Federal Tax Return Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  Section 2.5.  Composite Issue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  Section 2.6.  Prohibited Uses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  Section 2.7.  No Composite Project  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  Section 2.8.  Acquisition of Existing Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  Section 2.9.  Land Acquisition Limit and No Acquisition of Farmland . . . . . . . . . . . . . . . . . . . .   15
  Section 2.10. Representations by Borrower for Purposes of IRS Form 8038 . . . . . . . . . . . . . . . . . .   15

                                                           ARTICLE III

                                                       USE OF BOND PROCEEDS

  Section 3.1.  Anticipated Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  Section 3.2.  Certification as to Costs of the Project  . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  Section 3.3.  Change in Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                                                            ARTICLE IV

                                                            ARBITRAGE

  Section 4.1.  Arbitrage Representations and Elections . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  Section 4.2.  Arbitrage Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  Section 4.3.  Calculation of Rebate Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  Section 4.4.  Payment to United States  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  Section 4.5.  Recordkeeping . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  Section 4.6.  Rebate Analyst  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21


                                                                    ARTICLE V
  COMPLIANCE WITH CODE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

                                                                   ARTICLE VI

  TERM OF TAX REGULATORY AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                                                                   ARTICLE VII

  AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                                                                  ARTICLE VIII

                                                           EVENTS OF DEFAULT; REMEDIES

  Section 8.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
  Section 8.2.  Remedies for an Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23


EXHIBIT A-1--Sources and Uses of Funds
EXHIBIT B-1--Form of Dealer Certification of Bona Fide
             Bid Price of a Certificate of Deposit
EXHIBIT B-2--Form of Dealer Certification for a Certificate of Deposit
             For Which No Active Secondary Market Exists
EXHIBIT B-3--Form of Provider Certification for a Certificate of Deposit EXHIBIT B-4--Form of Provider Certification for an Investment Contract EXHIBIT B-5--Form of Borrower's Certification for a Certificate of Deposit
             Involving Three Bids
EXHIBIT B-6--Form of Borrower's Certification for an Investment Contract
             Involving Three Bids
EXHIBIT C--Useful Life of the Property Financed or Refinanced by the Bonds EXHIBIT D--Declaration of Official Intent

                            TAX REGULATORY AGREEMENT


  THIS TAX REGULATORY AGREEMENT is made and dated as of October 1, 1997 (this "Tax Regulatory Agreement") by and among THE COUNTY OF DODGE, NEBRASKA and its successors or assigns ("Issuer"); NORWEST BANK WISCONSIN, NATIONAL ASSOCIATION, a national banking association, and its successors and assigns ("Trustee"); and THE OILGEAR COMPANY, a Wisconsin corporation, and its successors or assigns ("Borrower");

                             W I T N E S S E T H :

  WHEREAS, pursuant to and in accordance with the provisions of the Nebraska Industrial Development Act, Chapter 13, Article 11, Reissue Revised Statutes of Nebraska, 1943, as amended (the "Act"), Issuer proposes to finance by the issuance of industrial revenue bonds of Issuer the cost of acquisition and improvement of a portion of an addition to Borrower's existing hydraulic pump manufacturing facilities located in Dodge County, Nebraska and the acquisition and installation of equipment for such facilities (the "Project"), which portion of the addition and equipment constitute a "project" within the meaning of the Act and which addition is being constructed within the jurisdiction of Issuer and will be operated by Borrower; and

  WHEREAS, Issuer has undertaken to finance the acquisition and improvement of the Project by leasing the Project to Borrower and providing the proceeds from the sale of the Bonds to Borrower pursuant to the provisions of a Lease Agreement dated as of the date hereof (the "Agreement") between Issuer and Borrower; and

  WHEREAS, it has been determined that the estimated amount necessary to finance the cost of the acquisition and improvement of the Project, including necessary expenses incidental thereto, will require the issuance, sale and delivery of County of Dodge, Nebraska Variable Rate Demand Industrial Development Revenue Bonds, Series 1997 (The Oilgear Company Project) in the principal amount of $4,000,000 (the "Bonds") as provided in a Trust Indenture dated as of the date hereof (the "Indenture") which, together with the issuance of the Bonds, has been in all respects duly and validly authorized by resolution of the Board of Supervisors of Issuer adopted October 22, 1997 pursuant to the Act; and

  WHEREAS, this Tax Regulatory Agreement has been entered into by Issuer, Borrower and Trustee to ensure compliance with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Income Tax Regulations promulgated thereunder (the "Regulations"); and

  WHEREAS, to ensure that interest on the Bonds will be and remain excludable from gross income under the Code, the restrictions listed in this Tax Regulatory Agreement must be satisfied;

  NOW THEREFORE, Issuer, Borrower and Trustee hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

  Section 1.1. DEFINITIONS. The following words and phrases shall have the following meanings. Any capitalized word or term used herein but not defined herein shall have the same meaning given in the hereinafter defined Agreement.

  "Abusive Arbitrage Device" means any action which has the effect of (a) enabling Issuer or Borrower to exploit the difference between taxable and tax-exempt interest rates to obtain a material financial advantage; and (b) overburdening the tax-exempt bond market as defined in Section 1.148-10 of the Regulations.

  "Accounting Method" means both the overall method used to account for the Gross Proceeds of the Bonds (e.g., the cash method or a modified accrual method) and the method used to account for or allocate any particular item within that overall accounting method (e.g., accounting for Investments, Expenditures, allocations to and from different sources and particular items of the foregoing).

  "Average Economic Life" means the average reasonably expected economic life of the Project as defined in Section 147(b) of the Code.

  "Average Maturity" means the average maturity of the Bonds as defined in
Section 147(b) of the Code.

  "Bond Year" means the period commencing October 1 of each calendar year and terminating on September 30 of the immediately succeeding calendar year during the term of the Bonds, except that the first Bond Year shall commence on the Date of Issuance and end on September 30, 1998 (unless a different period is required by the Regulations or selected by Borrower pursuant to the Regulations).

  "Bond Yield" means the Yield of the Bonds calculated in accordance with
Section 1.148-4 of the Regulations.

  "Capital Expenditure" means any cost of a type that is for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation. For example, costs incurred to acquire, construct, reconstruct or improve land, buildings and equipment generally are Capital Expenditures. Whether an expenditure is a capital expenditure is determined at the time the expenditure is paid with respect to the property. Future changes in law do not affect whether an expenditure is a capital expenditure.

  "Capital Project" means all Capital Expenditures that carry out the governmental purpose of the Bonds. For example, a Capital Project may include Capital Expenditures for one or more building improvements or equipment, plus related capitalized interest paid or accrued prior to the in-service date for the Capital Project.

  "Class of Investments" means one of the following, each of which represents a different Class of Investments:

        (a) each category of yield restricted Purpose Investment and Program Investment, as defined in Section 1.148-l(b), that is subject to a different definition of materially higher Yield under Section 1.148-2(d)(2);

        (b)   Yield restricted Nonpurpose Investments; and

        (c)   all other Nonpurpose Investments.

  "Computation Date" means an Installment Computation Date or the Final Computation Date.

  "Computation Date Credit" means on the last day of each Bond Year during which there are Gross Proceeds subject to the rebate requirement of Article IV hereof, and on the Final Computation Date, the amount of $1,000.

  "Consistently Applied" means applied uniformly within a fiscal period and between fiscal periods to account for Gross Proceeds of an issue and any amounts that are in a commingled fund.

  "Costs of Issuance" means all costs incurred in connection with the issuance or incurrence of the Bonds, other than fees paid to or on behalf of credit enhancers as fees for "qualified guarantees" as defined in Section 1.148-4(f) of the Regulations or to Issuer as a portion of its higher Yield permitted on the Agreement under Section 1.148-2(d)(2) of the Regulations. Examples of Costs of Issuance include (but are not limited to):

        (a) underwriter's spread (whether realized directly or derived through purchase of the Bonds at a discount below the price at which a substantial number of the Bonds are sold to the public);

        (b) counsel fees (including bond counsel, special tax counsel, underwriter's counsel, issuer's counsel, borrower's counsel, trustee's counsel, and any other specialized counsel fees incurred in connection with the issuance or incurrence of the Bonds);

        (c) financial advisor fees incurred in connection with the issuance or incurrence of the Bonds;

        (d) rating agency fees (except for any such fee that is paid in connection with or as a part of the fee for credit enhancement of the Bonds);

        (e) trustee fees incurred in connection with the issuance or incurrence of the Bonds;

        (f) accountant fees incurred in connection with the issuance or incurrence of the Bonds;

        (g) printing costs (for the Bonds and of the preliminary and final Official Statements);

        (h) costs incurred in connection with the required public approval process (e.g., publication costs for public notices generally and costs of the public hearing); and

        (i) Issuer fees to cover administrative costs and expenses incurred in connection with the issuance or incurrence of the Bonds.

  "Current Outlay of Cash" means an outlay reasonably expected to occur not later than five banking days after the date as of which the allocation of Gross Proceeds to the Expenditure is made.

  "Date of Issuance" means October 30, 1997.

  "Discharge" means, with respect to the Bonds, the date on which all amounts due with respect to the Bonds are actually and unconditionally due, if cash is available at the place of payment, and no interest accrues with respect to such Bonds after such date.

  "Economic Accrual Method" (also known as the constant interest method or actuarial method) means the method of computing Yield that is based on the compounding of interest at the end of each compounding period.

  "Exempt person" means any organization described in Section 501(c)(3) of the Code or a state or a local governmental unit of a state.

  "Expenditure" means a book or record entry which allocates Proceeds of the Bonds in connection with a Current Outlay of Cash.

  "Fair Market Value" means the price at which a willing buyer would purchase an Investment from a willing seller in a bona fide, arm's-length transaction. Fair Market Value generally is determined on the date on which a contract to purchase or sell the Nonpurpose Investment becomes binding (i.e., the trade date rather than the settlement date). Except as otherwise provided in this definition, an Investment that is not of a type traded on an established securities market (within the meaning of Section 1273 of the Code), is rebuttably presumed to be acquired or disposed of for a price that is not equal to its Fair Market Value. The Fair Market Value of a United States Treasury obligation that is purchased directly from the United States Treasury is its purchase price. The following guidelines shall apply for purposes of determining the Fair Market Value of the obligations described below:

        (a) Certificates of Deposit. The purchase of certificates of deposit with fixed interest rates, fixed payment schedules and substantial penalties for early withdrawal will be deemed to be an Investment purchased at its Fair Market Value on the purchase date if the Yield on the certificate of deposit is not less than:

              (i) the Yield on reasonably comparable direct obligations of the United States; and

              (ii) the highest Yield that is published or posted by the provider to be currently available from the provider on reasonably comparable certificates of deposit offered to the public.

        (b)   Guaranteed Investment Contract.  A Guaranteed Investment
   Contract is a Nonpurpose Investment that has specifically negotiated withdrawal or reinvestment provisions and a specifically negotiated interest rate, and also includes any agreement to supply. Investments on two or more future dates (e.g., a forward supply contract). The purchase price of a Guaranteed Investment Contract is treated as its Fair Market Value on the purchase date if:

              (i) Borrower makes a bona fide solicitation for a specified Guaranteed Investment Contract and receives at least three bona fide bids from providers that have no material financial interest in the issue (e.g., as underwriters or brokers);

              (ii) Borrower purchases the highest-Yielding Guaranteed Investment Contract for which a qualifying bid is made (determined net of broker's fees);

              (iii) the Yield on the Guaranteed Investment Contract (determined net of broker's fees) is not less than the Yield then available from the provider on reasonably comparable Guaranteed Investment Contracts, if any, offered to other persons from a source of funds other than gross proceeds of tax-exempt bonds;

              (iv) the determination of the terms of the Guaranteed Investment Contract takes into account as a significant factor Borrower's reasonably expected drawdown schedule for the amounts to be invested, exclusive of amounts deposited in debt service funds and reasonably required reserve or replacement funds;

              (v) the terms of the Guaranteed Investment Contract, including collateral security requirements, are reasonable; and

              (vi) the obligor on the Guaranteed Investment Contract certifies the administrative costs that it is paying (or expects to pay) to third parties in connection with the Guaranteed Investment Contract.

  "Final Computation Date" means the date the Bonds are Discharged.

  "Future Value" means the Value of a Receipt or Payment at the end of any interval as determined by using the Economic Accrual Method and equals the Value of that Payment or Receipt when it is paid or received (or treated as paid or received), plus interest assumed to be earned and compounded over the period at a rate equal to the Yield on the Bonds, using the same compounding interval and financial conventions used to compute the Yield on the Bonds.

  "Gross Proceeds" means any Proceeds or Replacement Proceeds of the Bonds.

  "Installment Computation Date" means the last day of the fifth Bond Year and each succeeding fifth Bond Year as stated in Section 4.1 hereof.

  "Investment" means any Purpose Investment or Nonpurpose Investment, including any other tax-exempt bond.

  "Investment Proceeds" means any amounts actually or constructively received from investing Proceeds of the Bonds.

  "Investment-Type Property" means any property, other than property described in Section 148(b)(2)(A), (B), (C) or (E) of the Code that is held principally as a passive vehicle for the production of income. Except as otherwise provided, a prepayment for property or services is Investment-Type Property if a principal purpose for prepaying is to receive an Investment return from the time the prepayment is made until the time payment otherwise would be made. A prepayment is not Investment-Type Property if:

        (a) the prepayment is made for a substantial business purpose other than Investment return and the issuer has no commercially reasonable alternative to the prepayment, or

        (b) prepayments on substantially the same terms are made by a substantial percentage of persons who are similarly situated to the issuer but who are not beneficiaries of tax-exempt financing.

  "Issue Price" means, except as otherwise provided, issue price as defined in Sections 1273 and 1274 of the Code. Generally, the Issue Price of bonds that are publicly offered is the first pace at which a substantial amount of the bonds is sold to the public. Ten percent is a substantial amount. The public does not include bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers. The Issue Price does not change if part of the issue is later sold at a different price. The Issue Price of bonds that are not substantially identical is determined separately. The Issue Price of bonds for which a bona fide public offering is made is determined as of the sale date based upon reasonable expectations regarding the initial public offering price. If a bond is issued for property, the applicable federal tax-exempt rate is used in lieu of the federal rate in determining the Issue Price under Section 1274 of the Code. The issue price of bonds may not exceed their Fair Market Value as of the sale date. With respect to the Bonds, the
Issue Price is $          .

  "Manufacturing Facility" means a Capital Project that is used in the manufacturing or production of tangible personal property (including the processing resulting in a change in the condition of such property) including facilities that are directly related and ancillary to a Manufacturing Facility if such directly related and ancillary facilities are located on the same site as the Manufacturing Facility and not more than 25% of the proceeds of an issue that finances the Manufacturing Facility and such directly related and ancillary facilities are used to provide such facilities.

  "Net Sale Proceeds" means Sale Proceeds, less the portion of those Sale Proceeds invested in a reasonably required reserve or replacement fund under
Section 148(d) of the Code and as part of a minor portion under Section 148(e) of the Code.

  "1954 Code" means the Internal Revenue Code of 1954, as amended, as in effect on the effective date of the Code.

  "Nonpurpose Investment" means any security, obligation, annuity contract or Investment type property as defined in Section 148(b) of the Code, including "specified private activity bonds" as defined in Section 57(a)(5)(c) of the Code, but excluding all other obligations the interest on which is excludable from federal gross income. The term "Nonpurpose Investment" does not include Borrower's obligations to make payments to Issuer pursuant to the provisions of the Agreement.

  "Payments" means, for purposes of computing the Rebate Amount, (a) amounts actually or constructively paid to acquire a Nonpurpose Investment (or treated as paid to a commingled fund); (b) for a Nonpurpose Investment that is allocated to an issue on a date after it is actually acquired (e.g., an Investment that becomes allocable to Transferred Proceeds or to Replacement Proceeds) or that becomes subject to the rebate requirement of the Code on a date after it is actually acquired (e.g., an Investment allocated to a reasonably required reserve or replacement fund for a construction issue at the end of the two-year spending period), the Value of that Investment on that date; (c) for a Nonpurpose Investment that was allocated to an issue at the end of the preceding computation period, the Value of that Investment at the beginning of the computation period; (d) on the last day of each Bond Year during which there are amounts allocated to Gross Proceeds of an issue that are subject to the rebate requirement of the Code, and on the final maturity date, a Computation Date Credit; and (e) Yield Reduction Payments on Nonpurpose Investments made pursuant to Section 1.148-5(c) of the Regulations. For purposes of computing the Yield on an Investment (including the Value of the Investment), Payment means amounts to be actually or constructively paid to acquire the Investment;

provided, however, that payments made by a conduit borrower, such as Borrower, are not treated as paid until the conduit borrower ceases to receive the benefit of earnings on those amounts. Payments on investments, including Guaranteed Investment Contracts, are adjusted for Qualified Administrative Costs of acquiring a Nonpurpose Investment.

  "Pre-Issuance Accrued Interest" means amounts representing interest that accrued on an obligation for a period not greater than one year before the Date of Issuance but only if those amounts are paid within one year after the Date of Issuance.

  "Principal User" means a person who is a principal owner, principal lessee, a principal output purchaser or "other" principal user and any Related Person to a Principal User. A principal owner is a person who at any time holds more than a 10% ownership interest (by value) in a facility or, if no person holds more than a 10% ownership interest, then the person (or persons in the case of multiple equal owners) who holds the largest ownership interest in the facility. A person is treated as holding an ownership interest if such person is an owner for federal income tax purposes generally. A principal lessee is a person who at any time leases more than 10% of the facility (disregarding portions used by the lessee under a short-term lease). The portion of a facility leased to a lessee is generally determined by reference to its fair rental value. A short-term lease is one which has a term of one year or less, taking into account all options to renew and reasonably anticipated renewals.
A principal output purchaser is any person who purchases output of a facility, unless the total output purchased by such person during each one-year period beginning with the date such facility is facility's output during each such period. An "other" principal user is a person who enjoys a use of a facility (other than a short-term use) in a degree comparable to the enjoyment of a principal owner or a principal lessee, taking into account all the relevant facts and circumstances, such as the person's participation in control over use of such facility or its remote or proximate geographic location.

  "Prior Issues" means any issue of tax-exempt obligations (whether or not the issuer of each issue is the same) to which Section 103(b)(6) of the 1954 Code or Section 144(a) of the Code applies.

  "Proceeds" means any Sale Proceeds, Investment Proceeds and Transferred Proceeds of an issue. Proceeds do not include, however, amounts actually or constructively received with respect to a Purpose Investment that are properly allocable to the immaterially higher Yield under Section 1.148-2(d) of the Regulations or Section 143(g) of the Code or to Qualified Administrative Costs recoverable under Section 1.148-5(e) of the Regulations.

  "Project"  has the meaning given to such term in the preambles hereto.

  "Purpose Investment" means an Investment that is acquired to carry out the governmental purpose of an issue. The Agreement constitute Purpose Investments.

  "Qualified Administrative Costs" means reasonable, direct administrative costs, other than carrying costs, such as separately stated brokerage or selling commissions, but not legal and accounting fees, recordkeeping, custody and similar costs. General overhead costs and similar indirect costs of the issuer such as employee salaries and office expenses and costs associated with computing the Rebate Amount are not Qualified Administrative Costs. In general, administrative costs are not reasonable unless they are comparable to administrative costs that would be charged for the same Investment or a reasonably comparable Investment if acquired with a source of funds other than Gross Proceeds of tax-exempt bonds.

  "Qualified Hedging Transaction" means a contract which meets the requirements of Section 1.148-4(h)(2) of the Regulations.

  "Rebate Amount" means the excess of the Future Value of all Receipts on Nonpurpose Investments over the Future Value of all the Payments on Nonpurpose Investments. Future Value is computed as of the Computation Date. Rebate Amount additionally includes any penalties and interest on underpayments reduced for recoveries of overpayments.

  "Rebate Analyst" shall mean the entity chosen by Borrower and Issuer in accordance with Section 4.6 hereof to determine the amount of required deposits to the Rebate Fund, if any.

  "Rebate Fund" means the Rebate Fund established pursuant to the Indenture.

  "Receipts" means, for purposes of computing the Rebate Amount, (a) amounts actually or constructively received from a Nonpurpose Investment (including amounts treated as received from a commingled fund), such as earnings and return of principal; (b) for a Nonpurpose Investment that ceases to be allocated to an issue before its disposition or redemption date (e.g., an Investment that becomes allocable to Transferred Proceeds of another issue or that ceases to be allocable to the issue pursuant to the universal cap under
Section 1.148-6 of the Regulations) or that ceases to be subject to the rebate requirement of the Code on a date earlier than its disposition or redemption date (e.g., an Investment allocated to a fund initially subject to the rebate requirement of the Code but that subsequently qualifies as a bona fide debt service fund), the Value of that Nonpurpose Investment on that date; and (c) for a Nonpurpose Investment that is held at the end of a computation period, the Value of that Investment at the end of that period. For purposes of computing Yield on an Investment, Receipts means amounts to be actually or constructively received from the Investment, such as earnings and return of principal (including the Value of an Investment). Receipts on Investments, including Guaranteed Investment Contracts, are adjusted (reduced) for Qualified Administrative Costs.

  "Recomputation Event" means a transfer, waiver, modification or similar transaction of any right that is part of the terms of the Bonds or a Qualified Hedging Transaction is entered into, or terminated, in connection with the Bonds.

  "Regulation" or "Regulations" means the temporary, proposed or final Income Tax Regulations promulgated by the Department of the Treasury and applicable to the Bonds, including Sections 1.148-0 through 1.148-11, Section 1.149 and Sections 1.150-1 and 1.150-2.

  "Related Person" means any person if (a) the relationship to such person would result in a disallowance of loss under Section 267 or 707(b) of the Code or (b) such person is a member of the same controlled group of corporations (as defined in Section 1.563(a) of the Code, except that "more than 50%" shall be substituted for "at least 80%" each place it appears therein).

  "Replacement Proceeds" means amounts which have a sufficiently direct nexus to the Bonds or to the governmental purpose of the Bonds to conclude that the amounts would have been used for that governmental purpose if the Proceeds of the Bonds were not used or to be used for that governmental purpose, as more fully defined in Section 1.148-l(c) of the Regulations.

  "Sale Proceeds" means any amounts actually or constructively received from the sale of the Bonds, including amounts used to pay underwriters' discount or compensation and accrued interest other than Pre-Issuance Accrued Interest.

  "SLGS" means United States Treasury Certificates of Indebtedness, Notes and Bonds State and Local Government Series.

  "Special Tax Counsel" means a law firm of nationally recognized bond counsel who is requested to deliver its approving opinion with respect to the issuance or incurrence of and the exclusion from federal income taxation of interest on the Bonds.

  "Tax Regulatory Agreement" means this Tax Regulatory Agreement.

  "Test-Period Beneficiary" means any person who is an owner or a Principal User of facilities financed by an issue or issues of tax-exempt obligations issued under the 1954 Code or the Code during the three-year period beginning on the later of the date such facilities were placed in service or the date of issuance for such issue or issues of tax-exempt obligations. For purposes of determining whether a person is a Test-Period Beneficiary, all persons who are Related Persons shall be treated as one person.

  "Transferred Proceeds" means Proceeds of a refunding issue which become transferred proceeds of a refunding issue and cease to be Proceeds of a prior issue when Proceeds of the refunding issue discharge any of the outstanding principal amount of the prior issue. The amount of Proceeds of the prior issue that become transferred proceeds of the refunding issue is an amount equal to the Proceeds of the prior issue on the date of that discharge multiplied by a fraction:

        (a) the numerator of which is the principal amount of the prior issue discharged with Proceeds of the refunding issue on the date of that discharge; and

        (b) the denominator of which is the total outstanding principal amount of the prior issue on the date immediately before the date of that discharge.

  "Universal Cap" means the Value of all outstanding Bonds.

  "Value" means Value as determined under Section 1.1484(e) of the Regulations for the Bonds and Value determined under Section 1.148-5(d) of the Regulations for an Investment.

  "Yield" means, for purposes of determining the Yield on the Bonds, the Yield computed under the Economic Accrual Method using consistently applied compounding intervals of not more than one year. A short first compounding interval and a short last compounding interval may be used. Yield is expressed as an annual percentage rate that is calculated to at least four decimal places (e.g., 5.2525%). Other reasonable, standard financial conventions, such as the 30 days per month/360 days per year convention, may be used in computing Yield but must be consistently applied. The Yield on an issue that would be a Purpose Investment (absent Section 148(b)(3)(A) of the Code) is equal to the Yield on the conduit financing issue that financed that Purpose Investment.
The Yield on a fixed yield issue is the discount rate that, when used in computing the present Value as of the issue date of all unconditionally payable payments of principal, interest and fees for qualified guarantees on the issue and amounts reasonably expected to be paid as fees for qualified guarantees on the issue, produces an amount equal to the present Value, using the same discount rate, of the aggregate issue price of bonds of the issue as of the issue date. In the case of obligations purchased or sold at a substantial discount or premium, the Regulations prescribe certain special Yield calculation rules. For purposes of determining the Yield on an Investment, the Yield computed under the Economic Accrual Method, using the same compounding interval and financial conventions used to compute the Yield on the Bonds.

  The Yield on an Investment allocated to the Bonds is the discount rate that, when used in computing the present Value as of the date the Investment is first allocated to the issue of all unconditionally payable receipts from the Investment, produces an amount equal to the present Value of all unconditionally payable payments for the Investment. The Yield on an Investment shall not be adjusted by any hedging transaction entered into in connection with such Investment unless Issuer, Trustee and Borrower have received an opinion of Special Tax Counsel that such an adjustment is permitted by the Regulations. Yield shall be calculated separately for each Class of Investments.

  "Yield Reduction Payment" means a payment to the United States with respect to an Investment which is treated as a Payment for that Investment that reduces the Yield on that Investment in accordance with Section 1.148-5(c) of the Regulations. Yield Reduction Payments include Rebate Amounts paid to the United States

  Section 1.2. RELIANCE ON BORROWER'S INFORMATION. Special Tax Counsel, Trustee and Issuer shall be permitted to rely upon the contents of any certification, document or instructions provided pursuant to this Tax Regulatory Agreement and shall not be responsible or liable in any way for the accuracy of their contents or the failure of Borrower to deliver any required information.

                                   ARTICLE II

                      CERTAIN REPRESENTATIONS BY BORROWER

  Section 2.1.  DESCRIPTION OF THE PROJECT AND DESCRIPTION OF THE FACILITIES.
(a) Borrower hereby represents and warrants for the benefit of Issuer and Trustee that the description of the Project set forth in the preambles hereto and in Exhibit A to the Agreement are true and accurate.

  (b) Borrower represents and covenants for the benefit of Issuer and Trustee that the Project constitutes a Manufacturing Facility or facilities directly related and ancillary to such Manufacturing Facility.

  (c) The portion of the Project which constitutes office space serves solely the manufacturing portion of the Project, is on the same site as the manufacturing portion of the Project and is financed with not more than 25% of the net Proceeds of the Bonds.

  Section 2.2. CAPITAL EXPENDITURES. (a) During the period beginning three years before the Date of Issuance and ending on the Date of Issuance, the aggregate amount of Capital Expenditures (including any expenditure that was or could have been treated as a Capital Expenditure under any rule or election under the Code) paid or incurred, excluding those to be paid or reimbursed with Proceeds of the Bonds, with respect to (i) facilities located in the incorporated municipality (or unincorporated county) in which the Project is located and (ii) the Principal User of which was or is Borrower, any other Principal User of the Project or any Related Person thereto, was $5,201,664, as set forth on Exhibit E hereto.

  (b) During the period beginning on the Date of Issuance and ending on the date three years after the Date of Issuance, the aggregate amount of Capital Expenditures (including any expenditure that was or could have been treated as a Capital Expenditure under any rule or election under the Code) expected to be incurred, excluding those to be paid or reimbursed with Proceeds of the Bonds, with respect to (i) facilities located in the incorporated municipality (or unincorporated county) in which the Project is located and (ii) the Principal User of which was or is Borrower, any other Principal User of the Project or any Related Person thereto, is anticipated to be $725,000, as set forth on Exhibit E hereto.

  (c) The amount of capitalized interest to be paid on all financings for the Project excluding that paid from Proceeds of the Bonds is $ -0- . The amount of capitalized interest to be paid in connection with the Project paid from Proceeds of the Bonds is $ -0- .

  (d) Borrower covenants that the sum of (i) the Capital Expenditures described in paragraph (a) above plus (ii) the actual Capital Expenditures to be incurred as described in paragraphs (b) and (c) plus (iii) the aggregate outstanding amount of all $1,000,000 or $10,000,000 exempt small issues set forth in Section 2.3(a) below plus (iv) the greater of the Issue Price or the par amount of the Bonds shall not exceed $10,000,000.

  (e) The information contained in subsections (a), (b), (c) and (d) above, which has been provided to Issuer to enable Issuer to elect to qualify the Bonds for the $10,000,000 exemption afforded by Section 144(a)(4) of the Code, is true, accurate and complete. Issuer hereby elects to issue the Bonds pursuant to the exemption afforded by Section 144(a)(4) of the Code.

  (f) The Project will not be sold, leased or the use otherwise transferred to a person other than Borrower, any other Principal User of the Project or any Related Person thereto identified as of the Date of Issuance during the three-year period ending three years after the Date of Issuance, unless Borrower has received an approving opinion of Special Tax Counsel to the effect that such sale, lease or transfer will not adversely affect the tax-exempt status of the Bonds.

  Section 2.3. PRIOR ISSUES AND $40 MILLION LIMIT. (a) The aggregate face amount of all Prior Issues outstanding as of the Date of Issuance, the proceeds of which were or will be used to any extent with respect to facilities located in the incorporated municipality (or unincorporated county) in which the Project is located and the Principal User of the Project is Borrower, any other Principal User of the Project or any Related Person thereto, is $-0-.

  (b) The aggregate face amount of all Prior Issues and all exempt facility bonds, qualified redevelopment bonds and industrial development bonds as defined in the 1954 Code or the Code outstanding as of the Date of Issuance, the proceeds of which were used by or were allocated to Borrower, any other Principal User of the Project or any Related Person thereto as a Test-Period Beneficiary is $ -0- .

  Section 2.4. FEDERAL TAX RETURN INFORMATION. The Project has a SIC Code Number of 3594 and Borrower files its federal income tax returns at the Internal Revenue Service Center in Kansas City, Missouri. The federal employer identification number of Borrower is 39-0514580.

  Section 2.5. COMPOSITE ISSUE. (a) During the period beginning 15 days prior to the sale date of the Bonds and ending 15 days thereafter none of Borrower, any other Principal User of the Project or any Related Person thereto sold, guaranteed, arranged, participated in, assisted with, borrowed the proceeds of, or leased facilities financed by obligations issued under Section 103 of the 1954 Code or Section 103 of the Code by any state or local governmental unit or any constituted authority empowered to issue obligations by or on behalf of any state or local governmental unit.

  (b) During the period commencing on the Date of Issuance and ending 15 days thereafter, there will be no obligations sold or issued under Section 103 of the 1954 Code or the Code that are guaranteed by Borrower, any other Principal User of the Project or any Related Person or which are issued with the assistance or participation of, or by arrangement with, Borrower, any other Principal User of the Project or any Related Person without the written opinion of Special Tax Counsel to the effect that the issuance or incurrence of such obligations will not adversely affect their opinion as to the exclusion from gross income for federal income tax purposes of interest with respect to the Bonds.

  (c) Other than Borrower, any other Principal User of the Project or any Related Person, no person (or Related Person to such other person) has (i) guaranteed, arranged, participated in, assisted with the issuance or incurrence of, or paid any portion of the Costs of Issuance of the Bonds or (ii) provided any property or any franchise, trademark or trade name (within the meaning of Section 1253 of the Code) which is to be used in connection with the Project.

  Section 2.6. PROHIBITED USES. No portion of the Proceeds of the Bonds is being used to provide a facility, a purpose of which is retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment. No portion of the proceeds of the Bonds is being used to provide any private or commercial golf course, country club, health club, massage parlor, tennis club, skating facility (including roller skating, skateboarding and ice skating), racquet sports facility (including any handball, squash or racquetball court), hot tub facility, suntan facility, racetrack, skybox or other luxury box, airplane, store the principal business of which is the sale of alcoholic beverages for consumption off premises, or facility used primarily for gambling. No portion of the Proceeds of the Bonds is being used directly or indirectly to provide residential real property for single- or multifamily units.

  Section 2.7. NO COMPOSITE PROJECT. The Project is (a) a stand-alone Manufacturing Facility unconnected to any other facility and does not share any portion of substantial common facilities with any other building, (b) an enclosed shopping mall or (c) a strip of offices, stores or warehouses.

  Section 2.8. ACQUISITION OF EXISTING PROPERTY. Borrower does not expect to use proceeds of the Bonds to pay the cost of acquisition of real and personal property other than land (or any interest therein) the first use of which will not be pursuant to the acquisition with the Proceeds of the Bonds. As shown on Exhibit A, an amount equal to $-0- of the Proceeds of the Bonds is expected to be used to purchase such existing property. If any proceeds of the Bonds are used to purchase such existing property, Borrower will meet the rehabilitation requirements of Section 147(d)(3) through the rehabilitation and improvement of the Project within the two-year period following the later of the Date of Issuance or the date the existing property is acquired.

  Section 2.9. LAND ACQUISITION LIMIT AND NO ACQUISITION OF FARMLAND. (a) The amount of Proceeds of the Bonds expended for land will not exceed $ -0- , which is less than 25% of the Proceeds of the Bonds.

  (b) No portion of the Proceeds of the Bonds will be used directly or indirectly for the acquisition of land or any interest therein to be used for the purpose of farming.

  Section 2.10.  REPRESENTATIONS BY BORROWER FOR PURPOSES OF IRS FORM 8038.
Section 149(e) of the Code requires as a condition to qualification for tax exemption that Issuer provide to the Secretary of the Treasury certain information with respect to the Bonds and the application of the proceeds derived therefrom. The following representations of Borrower will. be relied upon by Issuer and Bond Counsel in satisfying this information reporting requirement. Accordingly, Borrower hereby represents, covenants and warrants to the best of their knowledge, for the benefit of Issuer, Bond Counsel and the registered owners of the Bonds, the truth and accuracy of (c) through (t) below:

(a)   Issuer's employer identification number                                                  47-6006454
                                                                                             ------------
(b)   Number of 8038 reports previously filed by the
      Issuer this calendar year                                                                      None
                                                                                            --------------
(c)   Issue price of the Bonds                                                              $ 4,000,000.00
                                                                                            --------------
(d)   Proceeds used for Accrued Interest                                                    $        -0-
                                                                                            --------------
(e)   Costs of Issuance (including Underwriters' Discount                                   $    64,500.00
                                                                                            --------------
(f)   Reasonably required Reserve Fund Deposits                                             $        -0-
                                                                                            --------------
(g)   Proceeds used for Credit Enhancement                                                  $    15,500.00
                                                                                            --------------
(h)   Proceeds used to refund prior issue                                                   $        -0-
                                                                                            --------------
(i)   Nonrefunding Proceeds                                                                 $ 3,920,000.00
                                                                                            -------------
(j)   Date of final maturity of the Bonds                                                         10/1/07
                                                                                            -------------
(k)   Interest Rate on the final maturity of the Bonds                                              VR  %
                                                                                            -------------
(1)   Issue price of the final maturity of the Bonds                                        $4,000,000.00
                                                                                            -------------
(m)   Issue price on the entire issue of the Bonds                                          $4,000,000.00
                                                                                            -------------
(n)   Stated redemption price at maturity of the final maturity
      of the Bonds                                                                          $4,000,000.00
                                                                                            -------------
(o)   Stated redemption price at maturity of the entire
      issue of the Bonds                                                                    $4,000,000.00
                                                                                            -------------
(p)   Weighted average maturity of the entire
      issue of the Bonds                                                                     5.4194 years
                                                                                            -------------
(q)   Yield on the entire issue of the Bonds                                                        VR  %
                                                                                            -------------
(r)   Net interest cost for the entire issue of the Bonds                                           VR  %
                                                                                            -------------
(s)   The Standard Industrial Classification Code(s) of the
      Project is                                                                                     3594
                                                                                            -------------
(t)   Type of Property financed by Nonrefunding Proceeds of Bonds:
         Land                                                                               $        -0-
                                                                                            -------------
         Buildings                                                                          $     646,158
                                                                                            -------------
         Equipment with recovery period of more than five years                             $   3,189,910
                                                                                            -------------
         Equipment with recovery period of five years or less                               $      83,932
                                                                                            -------------
         Other (Rehabilitation)                                                             $        -0-
                                                                                            -------------
                    Total                                                                   $   3,920,000
                                                                                            =============

                                  ARTICLE III

                              USE OF BOND PROCEEDS

         Section 3.1. ANTICIPATED USE OF PROCEEDS. Borrower covenants, represents and warrants for the benefit of Issuer and Trustee that the Proceeds of the Bonds will be used in the manner set forth in the Agreement and that the Proceeds of the Bonds will be invested in accordance with the Indenture.

         Section 3.2. CERTIFICATION AS TO COSTS OF THE PROJECT. Borrower hereby certifies, with respect to the amounts shown in Exhibit A to the Agreement, that such amounts consist only of costs which are directly related to and necessary for the financing of the Project.

         Section 3.3. CHANGE IN USE OF PROCEEDS. If the Company determines that less than 95% of the proceeds of the Bonds will be used with respect to the Project as required by Section 144(a) of the Code or a change in use of the Project occurs such that the Project would no longer qualify for financing under Section 144(a) of the Code, the Company will call Bonds (or establish a defeasance escrow for the retirement of the Bonds) in an amount and at the time required pursuant to Section 1.142-2 of the Regulations.

                                   ARTICLE IV

                                   ARBITRAGE

         Section 4.1. ARBITRAGE REPRESENTATIONS AND ELECTIONS. In connection with the issuance or incurrence of the Bonds, Borrower hereby represents, certifies and warrants as follows:

                 (a) Borrower has entered into contracts with third parties for the acquisition, construction and equipping of the Project obligating an expenditure in excess of 5% of the Net Sale Proceeds of the Bonds and Borrower will proceed with due diligence in completing the Project and in allocating the Net Sale Proceeds of the Bonds to such Expenditures.

                 (b) Borrower will use a reasonable, Consistently Applied Accounting Method to account for Gross Proceeds, Investments and Expenditures for the Bonds. Borrower shall additionally use a Consistently Applied Accounting Method for allocating Proceeds of the Bonds to Expenditures, subject to the Current Outlay of Cash rule.

                 (c) Borrower shall not commingle Proceeds of the Bonds with any other funds.

                 (d) The allocation of Net Proceeds of the Bonds to the reimbursement portion of the costs of the Project will be made as of and completed on the Date of Issuance. The declaration of official intent required by Section 1.150-2 of the Regulations with respect to Net Proceeds of the Bonds used to reimburse Borrower for certain Capital Expenditures made in connection with the Project is attached hereto as Exhibit D.

                 (e) Borrower and Issuer reasonably expect that 85% of the Net Sale Proceeds of the Bonds will be used to complete the Project by within three years of the Date of Issuance and not more than 50% of the Proceeds of the Bonds will be invested in Nonpurpose Investments having a substantially guaranteed Yield for four years or more. Borrower reasonably expects that the Net Sale Proceeds of the Bonds deposited to the Escrow Fund will be expended in accordance with the schedule contained in the No Arbitrage Certificate executed and delivered by Issuer in connection with the issuance, incurrence and delivery of the Bonds.

                 (f) All funds and accounts established pursuant to the Indenture will be invested pursuant to the No Arbitrage Certificate executed by Issuer on the Date of Issuance.

                 (g) Borrower will not enter into any Abusive Arbitrage Devises. If Proceeds are invested in certificates of deposit or pursuant to an investment contract or a certificate of deposit, Borrower will obtain and provide to Trustee certifications in the form attached hereto as Exhibit B.

                 (h) Borrower hereby makes, and Issuer hereby accepts, the following elections and other choices pursuant to the Regulations with respect to the Bonds:

                          (i) Borrower elects the bond year stated in the definition of the Bond Year.

                          (ii) Borrower elects to avail itself of all unrestricted yield investments granted in the Regulations for temporary period, reasonably required reserve Bond fund and minor portion investments.

                          (iii) Borrower elects to treat the last day of the fifth Bond Year (September 30, 2002) as the initial Installment Computation Date and the initial rebate payment date. Borrower elects to treat the last day of each subsequent fifth Bond Year as subsequent Installment Computation Dates and subsequent rebate payment dates. Borrower may change or adjust such dates as permitted by the Regulations.

                          (iv) With respect to the Universal Cap, Borrower as of the Date of Issuance does not expect that the operation of the Universal Cap will result in a reduction or reallocation of Gross Proceeds of the Bonds and that Borrower
                 (A) does not expect to pledge funds (other than those described in the Indenture) to the payment of the Bonds; (B) expects to expend Sale Proceeds of the Bonds within the expected temporary periods; and (C) does not expect to retire any of the Bonds earlier than shown in the Yield computations for the Bonds pursuant to this Article IV.

         Section 4.2. ARBITRAGE COMPLIANCE. Borrower and Issuer acknowledge that the continued exclusion of interest on the Bonds from gross income of the recipients thereof for purposes of federal income taxation depends, in part, upon compliance with the arbitrage limitations imposed by Section 148 of the Code, including the rebate requirement described in Section 4.3 below.
Borrower and Issuer hereby agree and covenant that they shall not permit at any time or times any of the Proceeds of the Bonds or other funds of Borrower to be used, directly or indirectly, to acquire any asset or obligation, the acquisition of which would cause the Bonds to be "arbitrage bonds" for purposes of Section 148 of the Code. Borrower further agrees and covenants that it shall do and perform all acts and things necessary in order to ensure that the requirements of Section 148 of the Code and the Regulations are met. To that end, Borrower shall retain, at its own expense, a Rebate Analyst to make such determinations and calculations as may be necessary in order to ensure that Borrower takes the actions described in Sections 4.2 through 4.6 hereof with respect to the Investment of Gross Proceeds on deposit in the funds and accounts established under the Indenture. If Borrower fails to retain such a Rebate Analyst, Trustee shall, upon being notified in writing of such failure, at Borrower's expense, retain such a Rebate Analyst. Borrower shall make the required transfers and dispositions described in Sections 4.2, 4.3 and 4.4 hereof, and Trustee may rely upon information provided by Borrower.

         Section 4.3. CALCULATION OF REBATE AMOUNT. (a) Section 148(f) of the Code requires the payment to the United States of the Rebate Amount. Except as provided below, all funds or accounts treated as containing Gross Proceeds, are subject to this rebate requirement.

         (b) In accordance with the requirements set out in the Code, Borrower may create, as needed, a Rebate Fund to be used as provided in this Section.

                 (i) On or before 25 days following each Computation Date an amount shall be deposited to the Rebate Fund from source or sources stated in such direction so that the balance of the Rebate Fund shall equal the aggregate Rebate Amount as of such determination date.

                 (ii) Amounts deposited in the Rebate Fund shall be invested in accordance with the Agreement of Borrower.

                 (iii) All money at any time deposited in the Rebate Fund shall be held by Borrower, to the extent required by this Tax Regulatory Agreement, for payment to the United States of America of the Rebate Amount. All amounts deposited into or on deposit in the Rebate Fund shall be governed by this Tax Regulatory Agreement.

                 (iv) For purposes of crediting amounts to the Rebate Fund or withdrawing amounts from the Rebate Fund, Nonpurpose Investments shall be valued in the manner provided in this Article.

         (c) In order to meet the rebate requirement of Section 148(f) of the Code, the Rebate Analyst described in Section 4.6 hereof and Borrower agrees and covenants to take the following actions:

                 (i) For each Investment of amounts held with respect to the Bonds pursuant to the Indenture, Borrower shall record the purchase date of such Investment, its purchase price, accrued interest due on its purchase date, its face amount, its coupon rate, its Yield, the frequency of its interest payment, its disposition price, accrued interest due on its disposition date and its disposition date. Borrower or the Rebate Analyst retained by Borrower shall determine the Fair Market Value for such Investments and the Yield thereon as may be required by the Regulations. The Yield for an Investment shall be calculated by using the method set forth in the Regulations.

                 (ii)     For each Computation Date specified in paragraph
         (iii) below, the Rebate Analyst shall compute the Yield on the Bonds as required by the Regulations based on the definition of issue price contained in Section 148(h) of the Code and the Regulations. The Yield on the Bonds shall be calculated by Borrower at such time in order to comply with this Tax Regulatory Agreement and the Regulations based on the definitions of issue price contained in Section 148(h) of the Code using payments or prepayments of the principal of, premium, if any, and interest on the Bonds required by the Regulations. For purposes of this Tax Regulatory Agreement the initial offering price to the public (not including bond houses and brokers, or similar persons or organizations acting in the capacity of underwriters or wholesalers) at which a substantial amount of the Bonds were sold is the Issue Price. Any reasonable amounts paid for credit enhancement have been and may generally be treated as interest on the Bonds for purposes of Yield computation to the extent permitted by the Regulations.

                 (iii)    Subject to the special rules set forth in paragraphs
         (iv) and (v) below, the Rebate Analyst shall determine the amount of earnings received on all Nonpurpose Investments described in paragraph
         (i) above, for each Computation Date. In addition, where Nonpurpose Investments are retained by Borrower after retirement of the Bonds, any unrealized gains or losses as of the date of retirement of the Bonds must be taken into account in calculating the earnings on such Nonpurpose Investments to the extent required by the Regulations.

                 (iv) In determining the Rebate Amount computed pursuant to this Section, (A) all earnings on any bona fide debt service fund shall not be taken into account for any Bond Year during which the gross earnings of such funds total less than $100,000, (B) the Universal Cap applicable to the Bonds pursuant to Section 1.148-6(b)(2) of the Regulations shall be taken into account, (C) all of Borrower's elections and other choices set forth in Section 4.1 hereof shall be taken into account and (D) all spending exceptions to rebate met by Borrower shall be taken into account.

                 (v)      For each Computation Date specified in paragraph
         (iii) above, the Rebate Analyst shall calculate for each Investment described in paragraphs (i) and (iii) above, an amount equal to the earnings which would have been received on such Investment at an interest rate equal to the Yield on the Bonds as described in paragraph (ii) above. The method of calculation shall follow that set forth in the Regulations.

                 (vi) For each Computation Date, the Rebate Analyst shall determine the amount of earnings received on all Investments held in the Rebate Fund for the Computation Date The method of calculation shall follow that set forth in the Regulations.

                 (vii) For each Computation Date, the Rebate Analyst shall calculate the Rebate Amount, by any appropriate method to be described in the Code and Regulations applicable or which becomes applicable to the Bonds. The determination of the Rebate Amount shall account for the amount (to be rounded down to the nearest multiple of $100) equal to the sum of all amounts determined in paragraph (iii), all amounts determined in paragraphs (v) and (vi), and less any amount which has previously been paid to the United States pursuant to Section 4.4 below. The Rebate Analyst shall notify Trustee of the Rebate Amount.

                 (viii) If the Rebate Amount exceeds the amount on deposit in the Rebate Fund, Borrower shall immediately deposit such amount into the Rebate Fund.

         Section 4.4. PAYMENT TO UNITED STATES. (a) Not later than 60 days after each Installment Computation Date (or such longer period as may be permitted by the Regulations), Borrower shall pay to the United States an amount that, when added to the Future Value as of such Computation Date of previous rebate payments made for the Bonds, equals at least 90% of the Rebate Amount required to be on deposit in the Rebate Fund as of such payment date.
No later than 60 days after the Final Computation Date Borrower shall pay to the United States an amount that, when added to the Future Value as of such Computation Date of previous rebate payments made for the Bonds, equals at least 100% of the balance remaining in the Rebate Fund.

         (b) Borrower shall mail each payment of an installment to the Internal Revenue Service Center, Philadelphia, Pennsylvania 19255. Each payment shall be accompanied by Internal Revenue Form 8038-T, and, if necessary, a statement summarizing the determination of the Rebate Amount.

         (c) If on any Computation Date, the aggregate amount earned on Nonpurpose Investments in which the Gross Proceeds of the Bonds are invested is less than the amount that would have been earned if the obligations had been invested at a rate equal to the Yield on the

Bonds as determined in Section 4.3, such deficit may at the written request of Borrower be withdrawn from the Rebate Fund and paid to Borrower or as Borrower shall direct. Borrower may direct that any overpayment of rebate may be recovered from any Rebate Amount previously paid to the United States pursuant to Section 1.148-3(i) of the Regulations.

         (d) Borrower shall also pay any penalty or interest on underpayments of Rebate Amount not paid in a timely manner pursuant to this Tax Regulatory Agreement, the Code and the Regulations.

         Section 4.5. RECORDKEEPING. In connection with the rebate requirement, Borrower and Trustee shall maintain the following records:

                 (a) Borrower shall record all amounts paid to the United States pursuant to Section 4.4 hereof.

                 (b) Borrower shall retain records of the rebate calculations until six years after the retirement of the last obligation of the Bonds.

         Section 4.6. REBATE ANALYST. (a) Borrower shall appoint a Rebate Analyst and any successor Rebate Analyst for the Bonds reasonably acceptable to Issuer, subject to the conditions set forth in this Section. The Rebate Analyst and each successor Rebate Analyst shall signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to Issuer and Borrower under which such Rebate Analyst will agree to discharge its duties pursuant to this Tax Regulatory Agreement in a manner consistent with prudent industry practice.

         (b) The Rebate Analyst may at any time resign and be discharged of the duties and obligations created by this Tax Regulatory Agreement by giving notice to Issuer and Borrower. Borrower and Issuer shall, upon the resignation or removal of the Rebate Analyst, appoint a successor Rebate Analyst.

         (c) Each successor Rebate Analyst appointed pursuant to this Section shall be either a firm of independent accountants or Special Tax Counsel or another entity experienced in calculating rebate payments required by Section 148(f) of the Code. The charges and fees for such Rebate Analyst shall be paid by Borrower upon presentation of an invoice for services rendered in connection therewith.

                                   ARTICLE V

                              COMPLIANCE WITH CODE

         In order to ensure that interest on the Bonds is excludable from the gross income of the recipients thereof for purposes of federal income taxation, Borrower hereby represents and covenants as follows:

                 (a) The Average Maturity of the Bonds does not exceed 120% of the Average Economic Life of the Project within the meaning of
         Section 147(b) of the Code as set forth in Exhibit C hereto.

                 (b) The Bonds are not and shall not become directly or indirectly "federally guaranteed." Unless otherwise excepted under
         Section 149(b) of the Code, the Bonds will be considered "federally guaranteed" if (i) the payment of principal and interest with respect to the Bonds is guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof), (ii) 5% or more of the Proceeds of the Bonds is (A) to be used in making loans, the payment of principal or interest with respect to which are to be guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof) or (B) to be invested (directly or indirectly) in federally insured deposits or accounts or (iii) the payment of principal or interest on the Bonds is otherwise indirectly guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof).

                 (c) Borrower will provide to Issuer all information necessary to enable Issuer to complete and file Internal Revenue Forms 8038 and 8038-T pursuant to Section 149(e) of the Code.

                 (d) As required by Section 147(f) of the Code, the Bonds and the Project were the subject of a public hearing held on October 8, 1997 and approval on October 22, 1997, which were preceded by reasonable public notice.

                 (e) Borrower will comply with, and make all filings required by, all effective rules, rulings or regulations promulgated by the Department of the Treasury or IRS with respect to obligations described in Sections 103 and 144 of the Code, such as the Bonds.

                 (f) Borrower agrees to rebate all amounts required to be rebated to the United States of America pursuant to Section 148(f) of the Code.

                 (g) The Sale Proceeds of the Bonds and any Investment Proceeds will be expended for the purposes set forth in the Agreement and no amount of such Proceeds of the Bonds in excess of 2% of the Sale Proceeds of the Bonds will be expended to pay the costs of issuing the Bonds within the meaning of Section 147(g) of the Code.

                 (h) Issuer shall not sell any other tax-exempt obligations within 15 days of the sale date of the Bonds pursuant to the same plan of financing with the Bonds and payable from substantially the same source of funds, determined without regard to qualified guaranties from unrelated parties and used to pay the Bonds.

                 (i) The Bonds were approved by the Board of Supervisors of Issuer.

                                   ARTICLE VI

                        TERM OF TAX REGULATORY AGREEMENT

         This Tax Regulatory Agreement shall be effective from the Date of Issuance through the date that the Bonds are paid in full, except that the requirements of Section 4.5 shall survive until six years after the retirement of the Bonds.

                                  ARTICLE VII

                                   AMENDMENTS

         Notwithstanding any other provision hereof, any provision of this Tax Regulatory Agreement may be deleted or modified at any time at the option of Borrower, with the consent of Issuer and Trustee, if Borrower has provided to Trustee and Issuer an opinion, in form and substance satisfactory to Trustee and Issuer, of Special Tax Counsel that such deletion or modification will not adversely affect the exclusion of interest on the Bonds from the gross income of the recipients thereof for purposes of federal income taxation.

                                  ARTICLE VIII

                          EVENTS OF DEFAULT; REMEDIES

         Section 8.1. EVENTS OF DEFAULT. The failure of any party to this Tax Regulatory Agreement to perform any of its required duties under any provision hereof shall constitute an Event of Default under this Tax Regulatory Agreement and under the Agreement.

         Section 8.2. REMEDIES FOR AN EVENT OF DEFAULT. Upon an occurrence of an Event of Default under Section 8.1 hereof, Issuer or Trustee may in their discretion, proceed to protect and enforce their rights and the rights of the registered owners of the Bonds by pursuing any available remedy under the Agreement or by pursuing any other available remedy, including, but not limited to, a suit at law or in equity.

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         IN WITNESS WHEREOF, Issuer, Borrower and Trustee have caused this Tax
Regulatory Agreement to be executed in their respective names and by their proper officers hereunto duly authorized, all as of the day and year first written above.

                                              COUNTY OF DODGE, NEBRASKA


                                              By      Dean T. Lux
                                                  ------------------------------
                                                  Chairman, Board of Supervisors


                                              By        [SIG]
                                                  ------------------------------
                                                  County Clerk


                                              THE OILGEAR COMPANY


                                              By        [SIG]
                                                  ------------------------------
                                                  Vice President-Finance

                                              NORWEST BANK WISCONSIN,
                                              NATIONAL ASSOCIATION, as Trustee


                                              By        [SIG]
                                                  ------------------------------

                                             Title

                                                  ------------------------------